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                                                                    Exhibit 10.8

                                PROMISSORY NOTE
                                ---------------

$6,5000,000                                                     October 31, 1997


     FOR VALUE RECEIVED, the undersigned, an individual with his principal residence at 2211 30th Street, N.W., Washington, DC 20008, promises to pay to order of The Corporate Advisory Board Company, Inc., a corporation with its principal place of business at 600 New Hampshire Avenue, NW, Washington, DC 20037, or at such other place as the holder thereof may from time to time designate, the principal sum of $6,500,000, with interest at the rate of seven percent (7%) per annum, subject to the terms and conditions herein contained.

     1.  The principal sum shall be due and payable on October 31, 2007.

     2. Interest on the outstanding balance of the principal sum shall accrue at the rate of seven percent (7%) per annum from October 31, 1997 until this
Note is paid in full, and shall be payable semiannually in arrears on each May 1 and November 1, beginning May 1, 1998.

     3. This Note may be prepaid in whole or in part at any time without penalty.

     4. This Note is secured by, and is issued in connection with a Loan and Security Agreement ("Security Agreement") on even date herewith.

     5. Upon the occurrence of an Event of Default, as that term is defined in the Security Agreement, and the continuation of any such Event of Default for a period of thirty days after the delivery of written notice to the undersigned setting forth such Event of Default, the unpaid balance of the principal and any interest accrued thereon shall, at the option of the holder hereof, at once become due and payable. The notice of default shall be deemed to be delivered if delivered to the undersigned or if sent by United States certified or registered mail to the undersigned at the address set forth or at the last address furnished by it for such purpose.

         Except as aforesaid, the undersigned hereby waives demand and presentation for payment, notice of non-payment and dishonor, protest and notice of protest and the benefit of any homestead exemption which may by law be waived as to this Note.

     6. Any payment by the undersigned on this Note shall be credited first to any interest then due, and the remainder on the principal sum, and interest shall thereupon cease to accrue upon the amount so credited on the said principal sum.

     7. All installments of principal and interest hereunder shall be payable in lawful money of the United States.

     IN WITNESS WHEREOF, the undersigned has set its hand and seal as of the day, month and year first hereinabove written.


Debtor:



/s/                                                     10/31/97
--------------------------------------------            -----------------
David G. Bradley                                        Date



Creditor:

The Corporate Advisory Board Company, Inc.

By:



/s/                                                     10/31/97
--------------------------------------------            -----------------
Jeffrey D. Zients, Executive Vice President             Date